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                                  [LETTERHEAD]

April 17, 1997
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Commissioners:
I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-83020) to be filed by Connecticut General Life Insurance Company and Connecticut General Variable Annuity Seperate Account II with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

Very truly yours,

/s/ Edwin L. Kerr

Edwin L. Kerr